EXHIBIT 99.1

MedAssets Reports Second Quarter and Six-Month 2014 Financial

ATLANTA, July 30, 2014 (GLOBE NEWSWIRE) -- MedAssets, Inc. (Nasdaq:MDAS) today announced results for its second quarter and six-month period ended June 30, 2014.

Second Quarter

(In millions, except per share)	2Q'14	2Q'13	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$ 105.9	$ 105.3	0.6%
Revenue Cycle Management (RCM)	69.5	65.4	6.2
Total Net Revenue	175.4	170.7	2.7
Net income	6.6	5.1	29.7
Earnings per share (EPS) - diluted	0.11	0.08	37.5
Non-GAAP adjusted EBITDA	54.3	52.5	3.4
Non-GAAP adjusted EPS - diluted	$0.30	$0.30	0.0
Weighted average shares - diluted	60.9	60.7	0.5%

Net Revenue

Total net revenue for the second quarter of 2014 increased 2.7% to $175.4 million from $170.7 million for the second quarter of 2013. Net revenue in the SCM segment increased 0.6% to $105.9 million from $105.3 million for the second quarter of 2013 due to growth in advisory, consulting and other service fees, partially offset by lower group purchasing net administrative fees. Net revenue in the RCM segment increased 6.2% to $69.5 million from $65.4 million for the second quarter of 2013 as technology-related revenue (68.3% of RCM segment revenue) increased 4.9%, while services-related revenue rose 9.2%, including certain one-time items.

Non-GAAP Adjusted EBITDA

Total non-GAAP adjusted EBITDA was $54.3 million, or 31.0% of total net revenue, for the second quarter of 2014, a 3.4% increase from total non-GAAP adjusted EBITDA of $52.5 million, or 30.8% of total net revenue, for the second quarter of 2013.

Net Income and Non-GAAP Adjusted Earnings Per Share (EPS)

Net income for the second quarter of 2014 increased 29.7% to $6.6 million, or $0.11 per share, compared with net income of $5.1 million, or $0.08 per share, for the second quarter of 2013. Non-GAAP adjusted EPS (defined as EPS excluding non-cash acquisition-related intangible amortization and depreciation, non-cash share-based compensation, certain restructuring, acquisition and integration-related expenses and non-recurring items on a tax-adjusted basis) was $0.30 per share for the second quarter of 2014, compared with $0.30 per share for the second quarter of 2013.

Six-Month Period

(In millions, except per share)	6 mos. '14	6 mos. '13	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$214.5	$214.8	(0.1)%
Revenue Cycle Management (RCM)	131.8	128.8	2.3
Total Net Revenue	346.3	343.6	0.8
Net income	14.3	12.8	11.6
Earnings per share (EPS) – diluted	0.23	0.21	9.5
Non-GAAP adjusted EBITDA	111.0	114.2	(2.8)
Non-GAAP adjusted EPS - diluted	$0.62	$0.71	(12.7)
Weighted average shares – diluted	61.4	60.6	1.3%

Net Revenue

Total net revenue for the six months ended June 30, 2014 increased 0.8% to $346.3 million from $343.6 million for the first six months of 2013. Net revenue in the SCM segment declined 0.1% to $214.5 million from $214.8 million for the first half of 2013. Net revenue in the RCM segment rose 2.3% to $131.8 million from $128.8 million for the first half of 2013 as technology-related revenue (69.6% of RCM segment revenue) increased 3.4% while services-related revenue declined 0.1%.

Non-GAAP Adjusted EBITDA

For the first six months of 2014, total non-GAAP adjusted EBITDA was $111.0 million, or 32.1% of total net revenue, a 2.8% decrease from adjusted EBITDA of $114.2 million, or 33.2% of total net revenue, for the first half of 2013.

Net Income and Non-GAAP Adjusted Earnings Per Share (EPS)

Net income for the first six months of 2014 increased 11.6% to $14.3 million, or $0.23 per share, compared with $12.8 million, or $0.21 per share, for the first half of 2013. Non-GAAP adjusted EPS was $0.62 per share for the first six months of 2014, a 12.7% decrease from $0.71 per share for the first half of 2013.

Cash Flow and Capital Resources

Cash provided by operating activities in the first six months of 2014 was $50.8 million versus $67.6 million for the first half of 2013. Non-GAAP free cash flow (defined as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs) decreased to $22.7 million versus $43.4 million for the first half of 2013 due to higher cash tax payments, increased investments, and the timing of changes in working capital in the first half of 2014. The company's balance sheet at June 30, 2014 included $780.8 million in total bank and bond debt, net of cash and cash equivalents. Total net debt equates to leverage of approximately 3.6 times non-GAAP adjusted EBITDA for the trailing twelve-month period. The company repurchased 1.1 million shares of common stock in the second quarter, for a total of 1.8 million in share repurchases in the first six months of 2014.

Non-GAAP Contracted Revenue

At June 30, 2014, MedAssets' rolling 12-month non-GAAP contracted revenue estimate was $627.9 million (SCM segment - $383.8 million; RCM segment - $244.1 million), a year-over-year increase of 1.8%. Non-GAAP contracted revenue is the company's estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period.

2014 Financial Guidance
MedAssets updated its full-year 2014 financial guidance ranges, as follows:

($ in millions, except per share)	FY'14	Y-Y % change
Net Revenue:
SCM segment	$ 431.0 - 439.0	1.5 - 3.4%
RCM segment	266.0 - 272.0	3.9 - 6.3
Total Net Revenue	698.0 - 710.0	2.6 - 4.3
Non-GAAP adjusted EBITDA	231.0 - 239.0	4.6 - 8.2
GAAP EPS – diluted	0.55 - 0.63	22.2 - 40.0
Non-GAAP adjusted EPS – diluted	$ 1.32 - 1.40	0.0 - 6.1%

Excluding performance-related fees from both 2014 and 2013, total net revenue in 2014 is expected to grow approximately 4.0% at the midpoint of the guidance range.

Conference Call Information
Time/Date:	5:00 p.m. ET today, Wednesday, July 30, 2014
Phone:	888-517-2464 (or 630-827-6816 for international/local callers), PIN code 9160777
Webcast:	http://ir.medassets.com, "Events & Presentations" page; Archive will be available for at least 30 days
Replay:	Call 888-843-7419 or 630-652-3042 (PIN code 9160777)

Note: The live webcast will include a slide presentation, a copy of which is available on http://ir.medassets.com in the "Events & Presentations" section in conjunction with today's event.

About MedAssets

MedAssets (Nasdaq:MDAS) is a healthcare performance improvement company focused on helping providers realize financial and operational gains so that they can sustainably serve the needs of their community. More than 4,400 hospitals and 122,000 non-acute healthcare providers currently use the company's evidence-based solutions, best practice processes and analytics to help reduce the total cost of care, enhance operational efficiency, align clinical delivery, and improve revenue performance across the care continuum. For more information, please visit www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and include the intent, belief or current expectations of the company and its management team with respect to the company's future business operations that include, but are not limited to:  2014 financial guidance, revenue growth and other financial projections and forecasts. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to:  failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; customer losses; and adverse developments with respect to the operation or performance of the company's business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the company's Risk Factor disclosures in its Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	% Change	2014	2013	% Change
Revenue:
Administrative fees, net	$ 70,091	$ 70,502	-0.6%	$ 146,337	$ 147,021	-0.5%
Other service fees	105,324	100,240	5.1%	199,945	196,558	1.7%

Total net revenue	175,415	170,742	2.7%	346,282	343,579	0.8%

Operating expenses:
Cost of revenue (inclusive of certain amortization expense)	40,361	37,496	7.6%	77,792	71,764	8.4%
Product development expenses	6,642	7,975	-16.7%	14,039	16,476	-14.8%
Selling and marketing expenses	20,721	20,285	2.1%	35,914	34,027	5.5%
General and administrative expenses	59,529	57,199	4.1%	118,332	115,819	2.2%
Restructuring, acquisition and integration-related expenses	--	1,435	-100.0%	1,697	9,465	-82.1%
Depreciation	11,862	9,876	20.1%	23,402	19,053	22.8%
Amortization of intangibles	14,027	16,115	-13.0%	28,053	32,616	-14.0%

Total operating expenses	153,142	150,381	1.8%	299,229	299,220	0.0%

Operating income	22,273	20,361	9.4%	47,053	44,359	6.1%
Other income (expense):
Interest expense	(11,114)	(12,381)	-10.2%	(22,287)	(23,730)	-6.1%
Other income	31	276	-88.8%	89	317	-71.9%

Income before income taxes	11,190	8,256	35.5%	24,855	20,946	18.7%
Income tax expense	4,594	3,172	44.8%	10,581	8,158	29.7%

Net income	6,596	5,084	29.7%	14,274	12,788	11.6%

Basic net income per share	0.11	0.09	22.2%	0.24	0.22	9.1%

Diluted net income per share	$ 0.11	$ 0.08	37.5%	$ 0.23	$ 0.21	9.5%

Weighted average shares — basic	59,752	59,387	0.6%	60,189	59,198	1.7%
Weighted average shares — diluted	60,946	60,665	0.5%	61,419	60,628	1.3%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
In 000s, except share and per share amounts	2014	2013

ASSETS
Current assets
Cash and cash equivalents	$ 6,004	$ 2,790
Accounts receivable, net of allowances of $2,627 and $2,568 as of June 30, 2014 and December 31, 2013, respectively	97,901	87,636
Deferred tax asset, current	1,269	4,535
Prepaid expenses and other current assets	26,795	24,059

Total current assets	131,969	119,020

Property and equipment, net	160,274	157,747
Other long term assets
Goodwill	1,027,847	1,027,847
Intangible assets, net	239,387	267,440
Other	41,063	41,695
Other long term assets	1,308,297	1,336,982

Total assets	$ 1,600,540	$ 1,613,749

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 16,609	$ 24,066
Accrued revenue share obligation and rebates	77,697	77,398
Accrued payroll and benefits	29,511	41,587
Other accrued expenses	12,154	12,126
Current portion of deferred revenue	55,645	46,523
Current portion of notes payable	18,625	15,500
Current portion of finance obligation	280	255

Total current liabilities	210,521	217,455

Notes payable, less current portion	443,125	424,000
Bonds payable	325,000	325,000
Finance obligation, less current portion	8,625	8,781
Deferred revenue, less current portion	17,233	16,369
Deferred tax liability	113,041	121,083
Other long term liabilities	10,900	11,272

Total liabilities	1,128,445	1,123,960

Commitments and contingencies

Stockholders' equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 60,089,000 and 61,740,000 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	601	617
Additional paid in capital	685,180	717,132
Accumulated deficit	(213,686)	(227,960)

Total stockholders' equity	472,095	489,789

Total liabilities and stockholders' equity	$ 1,600,540	$ 1,613,749

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Six Months Ended
In 000s	June 30,	June 30,
	2014	2013

Operating activities:
Net income	$ 14,274	$ 12,788

Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Bad debt expense	100	--
Depreciation	24,474	20,222
Amortization of intangibles	28,053	32,616
Impairment of assets	--	2,403
Loss (gain) on sale of assets	16	(123)
Noncash stock compensation expense	9,894	7,422
Excess tax benefit from exercise of equity awards	(1,557)	(3,035)
Amortization of debt issuance costs	1,880	1,908
Noncash interest expense, net	208	239
Deferred income tax benefit	(4,837)	(2,560)

Changes in assets and liabilities	(21,716)	(4,296)

Cash provided by operating activities	50,789	67,584

Investing activities:
Purchases of property, equipment, and software	(7,201)	(5,328)
Capitalized software development costs	(20,878)	(18,861)

Cash used in investing activities	(28,079)	(24,189)

Financing activities:
Borrowings from revolving credit facility	74,080	--
Repayment of notes payable	(17,750)	(62,750)
Repayment of revolving credit facility	(34,080)	--
Repayment of finance obligation	(338)	(338)
Excess tax benefit from exercise of equity awards	1,557	3,035
Issuance of common stock, net of offering costs	2,559	3,640
Purchase of treasury shares, including shares surrendered for tax witholdings	(45,524)	--

Cash used in financing activities	(19,496)	(56,413)

Net increase (decrease) in cash and cash equivalents	3,214	(13,018)
Cash and cash equivalents, beginning of period	2,790	13,734

Cash and cash equivalents, end of period	$ 6,004	$ 716

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended June 30,
	2014		2013		% Change
Non-GAAP gross administrative fees	$ 119,406		$115,488		3.4%
Other service fees	105,324		100,240		5.1%
Non-GAAP gross fees	224,730	RSO %	215,728	RSO %	4.2%
Non-GAAP revenue share obligation (RSO)	(49,315)	41.3%	(44,986)	39.0%	9.6%
Net revenue	$ 175,415		$170,742		2.7%

In 000s
	Six Months Ended June 30,
	2014		2013		% Change
Non-GAAP gross administrative fees	$ 245,767		$236,124		4.1%
Other service fees	199,945		196,558		1.7%
Non-GAAP gross fees	445,712	RSO %	432,682	RSO %	3.0%
Non-GAAP RSO	(99,430)	40.5%	(89,103)	37.7%	11.6%
Net revenue	$ 346,282		$343,579		0.8%

SUPPLEMENTAL SEGMENT REPORTING WITH SELECTED NON-GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended June 30,
	2014		2013		% Change
Net revenue
Spend and Clinical Resource Management (SCM)	$ 105,907		$105,308		0.6%
Revenue Cycle Management (RCM)	69,508		65,434		6.2%
Total net revenue	175,415		170,742		2.7%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$ 42,300	39.9%	$ 42,942	40.8%	-1.5%
RCM	19,613	28.2%	17,022	26.0%	15.2%
Corporate	(7,589)		(7,427)		2.2%
Total non-GAAP Adjusted EBITDA	54,324	31.0%	52,537	30.8%	3.4%

In 000s	Six Months Ended June 30,
	2014		2013		% Change
Net revenue
SCM	$ 214,524		$214,816		-0.1%
RCM	131,758		128,763		2.3%
Total net revenue	346,282		343,579		0.8%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$ 92,250	43.0%	$ 96,654	45.0%	-4.6%
RCM	33,014	25.1%	31,712	24.6%	4.1%
Corporate	(14,223)		(14,183)		0.3%
Total non-GAAP Adjusted EBITDA	111,041	32.1%	114,183	33.2%	-2.8%

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income	$ 6,596	$ 5,084	$ 14,274	$ 12,788

Depreciation	11,862	9,876	23,402	19,053
Depreciation (included in cost of revenue)	648	571	1,072	1,169
Amortization of intangibles	14,027	16,115	28,053	32,616
Interest expense, net	11,114	12,382	22,287	23,731
Income tax expense	4,594	3,172	10,581	8,158

Non-GAAP EBITDA	$ 48,841	$ 47,200	$ 99,669	$ 97,515

Share-based compensation	5,592	4,011	9,894	7,422
Rental income from capitalized building lease	(109)	(109)	(219)	(219)
Restructuring, acquisition and integration-related expenses	--	1,435	1,697	9,465

Non-GAAP Adjusted EBITDA	$ 54,324	$ 52,537	$ 111,041	$ 114,183

SUPPLEMENTAL NET INCOME AND EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income	$ 6,596	$ 5,084	$ 14,274	$ 12,788

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	14,027	16,589	28,053	33,564
Pre-tax non-cash, share-based compensation	5,592	4,011	9,894	7,422
Pre-tax restructuring, acquisition and integration-related expenses	--	1,435	1,697	9,465
Tax effect on pre-tax adjustments [a]	(7,847)	(8,814)	(15,857)	(20,180)

Non-GAAP adjusted net income	$ 18,368	$ 18,305	$ 38,061	$ 43,059

Income Per Share (EPS) - diluted	$ 0.11	$ 0.08	$ 0.23	$ 0.21

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	0.23	0.27	0.46	0.55
Pre-tax non-cash, share-based compensation	0.09	0.07	0.16	0.12
Pre-tax restructuring, acquisition and integration-related expenses	--	0.02	0.03	0.16
Tax effect on pre-tax adjustments [a]	(0.13)	(0.14)	(0.26)	(0.33)

Non-GAAP adjusted EPS - diluted	$ 0.30	$ 0.30	$ 0.62	$ 0.71

Weighted average shares - diluted	60,946	60,665	61,419	60,628

(a) The Company used a tax rate of 40.0% for the three and six months ended June 30, 2014 and 2013 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL 2014 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s	December 31, 2014
	(Low)	(High)

Net Income	$ 33,600	$ 38,400

Depreciation	49,000	49,000
Depreciation (included in cost of revenue)	3,100	3,100
Amortization of intangibles, acquisition-related	55,000	55,000
Interest expense, net	44,700	44,700
Income tax expense	23,300	26,500

Non-GAAP EBITDA	208,700	216,700

Share-based compensation	21,000	21,000
Restructuring, acquisition and integration-related expenses	1,700	1,700
Rental income from capitalized building lease	(400)	(400)
Non-GAAP adjusted EBITDA	$ 231,000	$ 239,000

SUPPLEMENTAL 2014 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s, except per share data	December 31, 2014
	(Low)	(High)

Net Income	$ 33,600	$ 38,400

EPS - diluted	0.55	0.63

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	0.90	0.90
Pre-tax non-cash, share-based compensation	0.34	0.34
Pre-tax restructuring, acquisition and integration-related expenses	0.03	0.03
Tax effect on pre-tax adjustments [b]	(0.51)	(0.51)

Non-GAAP adjusted EPS - diluted [c]	$ 1.32	$ 1.40

Fully diluted weighted average shares outstanding	60,900	60,900

(b) The Company used a tax rate of 40.0% for the full year ending December 31, 2014 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

(c) Column amounts may not add to total due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES
(UNAUDITED)

In Millions	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2014	2014	2013	2013	2013

Revenue Cycle Technology (RCT)	$ 177.6	$ 174.4	$ 173.9	$ 173.3	$ 175.5
Revenue Cycle Services (RCS)	66.5	69.5	65.4	60.8	62.9
RCM segment Total	244.1	243.9	239.4	234.1	238.4
SCM segment	383.8	394.2	386.0	391.0	378.4
Total [d]	$ 627.9	638.1	$ 625.4	$ 625.1	$ 616.8

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)

In 000s	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Amount of share-based compensation included in:
Cost of revenue	$ 1,863	$ 1,463	$ 3,029	$ 2,176
Product development expense	391	225	635	343
Selling & marketing expense	845	590	1,372	969
General & administrative expense	2,493	1,733	4,858	3,934

Total	$ 5,592	$ 4,011	$ 9,894	$ 7,422

SUPPLEMENTAL REPORTING OF FREE CASH FLOW
RECONCILIATION OF SELECTED NON-GAAP TO GAAP MEASURES
(UNAUDITED)

In 000s	Six Months Ended
	June 30,
	2014	2013

Cash provided by operating activities	$ 50,789	$ 67,584
Purchases of property, equipment and software	(7,201)	(5,328)
Capitalized software development costs	(20,878)	(18,861)

Non-GAAP free cash flow	$ 22,710	$ 43,395

(d) Column amounts may not add to total due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures
In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue.
These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company's GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.
Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from clients. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO clients. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend and Clinical Resource Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by suppliers and other vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO clients.
The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company's operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain restructuring, acquisition and integration-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.
The Company defines adjusted net income as earnings excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain restructuring, acquisition and integration-related expenses on a tax-adjusted basis and diluted adjusted EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain restructuring, acquisition and integration-related expenses on a tax-adjusted basis. Adjusted net income and diluted adjusted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities. Use of this measure for this purpose allows management and the board of directors to analyze the Company's operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management's incentive based compensation has historically been based on the achievement of certain diluted adjusted EPS growth over time, investors may find such information useful.
The Company defines free cash flow as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs. Management believes free cash flow is an important measure because it represents the cash that the Company is able to generate after spending capital on infrastructure to maintain its business and investing in new and upgraded products and services to support future growth. Free cash flow is important because it allows the Company to pursue opportunities that are intended to enhance shareholder value, which could include debt reduction, share repurchases, partnerships, alliances and acquisitions, and/or dividend payments. The Company's definition of free cash flow does not consider non-discretionary cash payments, such as debt.
Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company's current estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.
CONTACT: Robert Borchert
         678.248.8194
         rborchert@medassets.com